Exhibit 10.78

FORM OF

DOMUS HOLDINGS CORP. 2012 LONG-TERM INCENTIVE PLAN

STOCK OPTION NOTICE OF GRANT & STOCK OPTION AGREEMENT

Domus Holdings Corp. (the “Company”), pursuant to its 2012 Long-Term Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Optionee”), a Nonqualified Stock Option to purchase the number of Shares, set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the option agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. In addition, as a condition to receiving this Option, the Optionee understands and agrees to continue to be bound by and comply with the restrictive covenants and other provisions set forth in the Restrictive Covenant Agreement, dated as of             , 2012 (which agreement amended, restated and renamed the Amended and Restated Management Investors’ Rights Agreement, dated as of January 5, 2011), as amended by any side letter(s) that the Optionee may be a party to (as amended to the date hereof, the “Restrictive Covenants Agreement”), a copy of which the Optionee acknowledges receipt. The Optionee understand and agrees that the restrictive covenants and other provisions set forth in the Restrictive Covenants Agreement (and any side letter thereto) shall survive the grant, vesting, exercise or termination of the Option, sale of the Shares underlying the Option and any termination of employment of the Optionee.

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant (“Notice”) and the Agreement.

Optionee:

Grant Date:

Exercise Price per Share: $         /Share

Total Number of Shares Subject to the Option:

Expiration Date:

Vesting Schedule:

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.

By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Optionee has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

DOMUS HOLDINGS CORP.

By:

Print Name:

Title:

OPTIONEE

By:

Print Name:

2

Exhibit A

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Notice of Grant (the “Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Domus Holdings Corp. (the “Company”), has granted to the Optionee an option (the “Option”) under the Company’s 2012 Long-Term Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.

ARTICLE I

GENERAL

1.1 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Optionee’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Notice, without commission or other charge; provided, however, that the exercise price per Share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Except as otherwise provided herein, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Notice.

(b) No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s termination of employment or other service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Notice;

(b) The date that is sixty (60) days from the date of the Optionee’s termination of employment or other service by the Optionee for any reason other than for Good Reason or due to death or Disability;

(c) The date that is ninety (90) days from the date of the Optionee’s termination of employment or other service by the Company without Cause or by the Optionee for Good Reason;

(d) The expiration of one hundred and eighty (180) days from the date of the Optionee’s termination of employment or other service by reason of the Optionee’s death or Disability; or

(e) The start of business on the date of the Optionee’s termination of employment or other service by the Company for Cause.

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 6.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company’s third party administrator of the Plan (or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b) Full payment of the exercise price and, if applicable, withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c) Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof:

(a) Cash;

(b) Check;

(c) With the consent of the Administrator, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;

(d) With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or

(e) With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

4.5 Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 11.3 of the Plan.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.

ARTICLE V

CHANGE IN CONTROL

5.1 Change in Control. In the event of a Change in Control:

(a) With respect to each outstanding Option that is assumed or substituted in connection with a Change in Control, in the event that during the twenty-four (24) month period following such Change in Control a Optionee’s employment or service is terminated without Cause by the Company or any Affiliate or the Optionee resigns from employment or service from the Company or any Affiliate with Good Reason, (i) such Option shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Option granted shall lapse (but, the Optionee’s obligations under the Restrictive Covenants Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Option shall be deemed to be achieved at target performance levels.

(b) With respect to each outstanding Option that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Option shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Option granted shall lapse (but, the Optionee’s obligations under the Restrictive Covenants Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Option shall be deemed to be achieved at target performance levels.

(c) For purposes of this Section 5.1, an Option shall be considered assumed or substituted for if, following the Change in Control, the Option is of comparable value and remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control except that, if the Option that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.

(d) Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Option shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Option multiplied by (ii) the number of Shares granted under the Option. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is greater than or equal to the exercise or purchase price per Share subject to the Option, then the Administrator may, in its discretion, cancel such Option without any consideration upon the occurrence of a Change in Control.

ARTICLE VI

OTHER PROVISIONS

6.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

6.2 Transferability of Option. Except as otherwise set forth in the Plan:

(a) The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b) The Option shall not be liable for the debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 6.2(a) hereof; and

(c) During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof); after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution.

6.3 Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.

6.4 Termination of Employment or Service. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination.

6.5 Notices. Except as provided in Section 4.3, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Executive Vice President and Chief Administrative Officer at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee’s last address reflected on the Company’s records. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 6.5.

6.6 Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

6.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.9 Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.10 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

6.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 6, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

6.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.13 Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

6.14 Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Notice, the Plan, this Agreement and the Grant shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.

ARTICLE VII

DEFINITIONS

Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

7.1 “Cause” shall mean, with respect to the Optionee, “Cause” as defined in such Optionee’s employment, consulting or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Optionee’s obligations hereunder or under any agreement entered into between the Optionee and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company’s policies or procedures, including but not limited to the Realogy Corporation Code of Ethics or any of the Key Policies of Realogy Corporation; or (e) the Optionee’s willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for “Cause” pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Optionee in writing describing such conduct and the Optionee shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.

7.2 A “Change in Control” shall mean the occurrence of any of the following events:

(a) An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has (i) “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities or (ii) the power to elect a majority of the Board without the vote of any of the Investors; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 7.2(a), an acquisition of Shares or Voting Securities by (A) the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”) or (B) any Investors or any Affiliates of any Investors, shall not constitute a Change in Control; or

(b) The consummation of a merger, consolidation or reorganization of, with or into the Company or in which securities of the Company are issued (a “Merger”), if immediately following the Merger, any Person has (i) Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities or (ii) the power to elect a majority of the Board without the vote of any of the Investors, unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where immediately following the Merger the Investors or any Affiliates of the Investors own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the corporation resulting from the Merger (the “Surviving Corporation”) or any direct or indirect parent entity of the Surviving Corporation; or

(c) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than (i) a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction if the disposition of assets is regarded as a Merger for this purpose or (ii) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 7.2, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

7.3 “Disability” shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.

7.4 “Good Reason” shall mean, with respect to the Optionee, “Good Reason” as defined in such Optionee’s employment, consulting or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as “constructive discharge”) or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as “constructive discharge”), then Good Reason shall mean (a) a reduction of the Optionee’s annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Optionee’s primary work location to a location more than fifty (50) miles from the Optionee’s current primary work location; provided, however, that such reduction or relocation in clauses (a) and (b) above shall not constitute Good Reason unless the Optionee shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company’s receipt of such written notice.

7.5 “Investor” means, collectively, (i) (x) one or more investment funds controlled by Apollo Management, L.P. and (y) Apollo Management, L.P. and its Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that in the case of clause (ii), the Apollo Sponsors collectively own a majority of the voting power of such group.